EXHIBIT 4.1


                        Advisors Asset Management, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                  July 17, 2015




Advisors Disciplined Trust 1474
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217

     Re:                Advisors Disciplined Trust 1474
             High Yield & Income Closed-End Portfolio, Series 2015-2
             -------------------------------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-203345 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Advisors Asset Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Very truly yours,

                             Advisors Asset Management, Inc.


                             By     /s/ ALEX R. MEITZNER
                               ------------------------------
                                   Senior Vice President